EX 99.1

QuickLogic Board Selects 1-for-14 Reverse Stock Split Ratio

SAN JOSE, Calif., December 9, 2019 /PR Newswire/—QuickLogic Corporation (NASDAQ: QUIK) (“QuickLogic” or the “Company”), a developer of ultra-low power multi-core voice enabled SoCs, embedded FPGA IP, and Endpoint AI solutions, today announced that its Board of Directors has approved a reverse stock split of the Company’s common stock at a ratio of 1-for-14. The reverse stock split was previously approved by stockholders at a Special Meeting of Stockholders held on November 26, 2019.

QuickLogic’s common stock will begin trading on a split-adjusted basis on the Nasdaq Capital Market (NASDAQ) at the market open on or about December 24, 2019. Once effective, the reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 116.6 million to approximately 8.3 million.

“After careful consideration, the Board determined to move ahead with the reverse stock split without delay in order to maintain the Company's Nasdaq listing,” said Brian Faith, president and CEO of QuickLogic Corporation. “We are excited about a number of opportunities in our business that should begin to be reflected in our financial results starting in the fourth quarter of fiscal 2019. With the Nasdaq listing behind us, we will turn all of our business focus to delivering on the financial goal of operating breakeven or profitability by the second quarter of fiscal 2020.”

No fractional shares will be issued as a result of the reverse stock split. In lieu thereof, the Company’s transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time at the then-prevailing prices on the open market. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share as a result of the reverse stock split will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata share of the total proceeds of that sale.

The objective of the reverse stock split is to ensure that QuickLogic regains full compliance with the NASDAQ share price listing rule and maintains its listing on the NASDAQ. As previously noted in the proxy statement filed with the Securities and Exchange Commission on October 17, 2019, QuickLogic will regain compliance with the NASDAQ per share price listing rule if QuickLogic has a closing bid price of its common stock of at least $1.00 per share for a minimum of 10 consecutive business days during the additional 180-day period, or before January 13, 2020, the end of the 180-day period.

The trading symbol for QuickLogic’s common stock will remain “QUIK.”  The new CUSIP number for QuickLogic’s common stock following the reverse stock split is 74837P405.

Stockholders should direct any questions concerning their share status or the reverse stock split to their broker or to the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, at 1-800-937-5449. Inquiries can also be sent via email to help@astfinancial.com and should include a reference to “QuickLogic.”

About QuickLogic

QuickLogic develops low power, multi-core semiconductor platforms and Intellectual Property (IP) for Artificial Intelligence (AI), voice and sensor processing. The solutions include an embedded FPGA IP (eFPGA) for hardware acceleration and pre-processing, and heterogeneous multi-core SoCs that integrate eFPGA with other processors and peripherals. The Analytics Toolkit from the Company’s wholly-owned subsidiary, SensiML Corporation, completes the end-to-end solution with accurate sensor algorithms using AI technology. The full range of platforms, software tools and eFPGA IP enables the practical and efficient adoption of AI, voice and sensor processing across the multitude of mobile, wearable, hearable, consumer, industrial, edge and endpoint IoT applications. For more information, visit www.quicklogic.com and https://www.quicklogic.com/blog/.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements regarding, but not limited to, the anticipated closing of the Offering and the expected uses of the proceeds from the Offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, including market conditions and future decisions regarding the Company's use of cash resources, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider these and other potential factors and uncertainties that could cause actual results to differ from the results predicted, including those described in more detail in the Company’s public reports filed with the SEC, including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/and on the SEC’s website at www.sec.gov. In addition, please note that the date of this press release is December 9, 2019, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

QuickLogic and the QuickLogic logo are registered trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Company Contact

Sue Cheung

Chief Financial Officer

(408) 990-4076

Scheung@quicklogic.com

IR Contact

Jim Fanucchi

Darrow Associates, Inc.

(408) 404-5400

ir@quicklogic.com

CODE: QUIK-E